Exhibit 99.1

Solar Capital Announces 2009 Results; Reports NAV at Top End of Range

NEW YORK, NY Mar. 4 – Solar Capital Ltd. (NASDAQ: SLRC), today reported results for the year ended December 31, 2009. Pro-forma1 net asset value per share was $21.50, the top end of the estimated range provided in the Company’s prospectus related to its initial public offering. On February 9, 2010, Solar Capital priced its IPO and completed a merger with Solar Capital LLC. The reported December 31, 2009 financial statements are those of Solar Capital LLC prior to both the merger and IPO.

Highlights at December 31, 2009

($ in millions, except per share amounts)

Investment Portfolio	$863.1
Total Assets	$885.4
Net Assets	$697.9
Pro Forma[1] Net Asset Value	$679.8

NAV per unit (Pre-IPO)	$8.54
Pro Forma[1] NAV per Share	$21.50
Pro Forma[1] NAV per Share reflecting IPO/PP	$20.64

Investment Portfolio Composition:
Bank Debt/Senior Secured Loans	$163.5
Subordinated Debt/Corporate Notes	$642.0
Equity Investments	$57.6

Weighted Average Portfolio Statistics:
Yield on Fair Value	14.8%
Yield on Cost	13.7%

Highlights for the Quarter and Year Ended December 31, 2009

($ in millions)

	Quarter ended December 31, 2009	Year ended December 31, 2009
Investment Income	$28.5	$109.7

Net Investment Income	$17.7	$67.3
Net Realized and Unrealized Gain (Loss)	22.3	19.7

Net Income (Loss)	$40.0	$87.0

[1]	See Reconciliation of Pro Forma to Reported Net Asset Value per Share, within Financial Statements and Tables

Portfolio and Investment Activity

During the quarter ended December 31, 2009, we invested approximately $65.3 million across one new and one existing portfolio company. For the quarter ended December 31, 2009, we received proceeds of approximately $5.6 million from principal repayments in seven portfolio companies and approximately $21.0 million from sales of securities in five portfolio companies.

During the year ended December 31, 2009, we invested approximately $163.8 million across three new and four existing portfolio companies. For the year ended December 31, 2009, we received proceeds of approximately $38.6 million from principal repayments and approximately $78.3 million from sales of securities in 12 portfolio companies.

As of December 31, 2009, the fair value weighted average yield on income producing investments in our portfolio was approximately 14.8%. Performing loans comprised 100% of the fair value of the debt portfolio.

At December 31, 2009, we had investments in debt and preferred securities of 31 portfolio companies, totaling approximately $805.5 million, and equity investments in 10 portfolio companies, totaling approximately $57.6 million. The portfolio was 19% bank debt/senior secured loans, 74% subordinated debt/corporate notes, and 7% equity.

As of December 31, 2009, the weighted average investment rating on the fair market value of our portfolio was 1.9. We use an internal investment rating scale of 1 to 4, with a 1 representing the least amount of risk and a 4 representing investments performing well below expectations. Investments are rated a 2 at the time of origination. Solar Capital Partners monitors and, when appropriate, changes the investment ratings assigned to each investment in our portfolio.

“Our seasoned portfolio is in great shape and 100% performing,” said Michael Gross, Chairman and Chief Executive Officer. “As a result, during 2010 we anticipate substantial realizations, which when combined with our IPO proceeds and undrawn $270 million credit facility will provide us with considerable dry powder to take advantage of a favorable investment environment.”

Dividends

On January 26, 2010, the board of directors of Solar Capital Ltd. declared a quarterly dividend of $0.60 per share, prorated for the number of days remaining in the first quarter after our initial public offering. The annualized dividend of $2.40 per share equates to a 13% yield. Our first quarterly dividend will be $0.34 per share, on a pro-rated basis, and will be payable on April 1, 2010 to holders of record as of March 18, 2010.

Recent Developments

Initial Public Offering and Private Placement

On February 9, 2010, Solar Capital Ltd. priced its initial public offering at $18.50 per share, selling 5,000,000 shares through the IPO and an additional 600,000 shares through a concurrent private placement to management. Additionally, on March 2, 2010, the Company’s underwriters exercised their over-allotment option and purchased 680,945 additional shares. A total of approximately $109 million was raised through the IPO and over-allotment sale (net of underwriting fees), and the private placement.

New Revolving Credit Facility

On February 12, 2010, Solar Capital Ltd. amended and restated its Senior Secured Revolving Credit Facility with Citibank, N.A. and various other lenders, including two new lenders. The facility size of $250 million may be increased to $600 million, subject to incremental commitments, and expires in February 2013. Per this agreement, base rate borrowings bear interest at LIBOR plus 3.25%. In addition, on February 12, 2010 a third new lender joined the bank group and committed $20 million to the facility, bringing the current total borrowing capacity to $270 million.

Recent Portfolio Activity

On March 1, 2010, National Interest Security Company, LLC (“NISC”) was acquired by International Business Machines Corp. As a result of this change of control, our $55.7 million principal amount of second lien and mezzanine loans were repaid at slightly more than 110% of par, or $61.7 million. In addition, we sold our $2.3 million equity investment (at cost) in NISC for expected proceeds of approximately $20.0 million, subject to customary provisions.

Conference Call and Webcast

We will host a conference call on Friday, March 5, 2010 at 10:00 am (ET) to discuss our financial results for the year ended December 31, 2009. All interested parties may participate in the conference call by dialing (800) 299-7098 approximately 5-10 minutes prior to the call, international callers should dial (617) 801-9715. Participants should reference Solar Capital Ltd. and the participant passcode of 90825198 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, http://www.solarcapltd.com/. To listen to the live call, please go to the Company’s website at least 15 minutes prior to the start of the call to register and download any necessary audio software.

Financial Statements and Tables

The reported December 31, 2009 financial statements are those of Solar Capital LLC prior to both the merger and IPO. As such, all per unit data is shown on a Pre-IPO basis and reflects the capital structure in place on December 31, 2009.

SOLAR CAPITAL LLC

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except units)

	December 31, 2009	December 31, 2008
Assets
Investments at value:
Companies more than 25% owned (cost: $10,000 and $10,030, respectively)	$9,000	$12,930
Companies 5% to 25% owned (cost: $85,102 and $84,931, respectively)	93,423	89,429
Companies less than 5% owned (cost: $968,886 and $1,161,773, respectively)	760,717	665,856

Total investments (cost: $1,063,988 and $1,256,734, respectively)	863,140	768,215

Cash and cash equivalents	5,675	65,841
Interest and dividends receivable	7,547	10,741
Fee revenue receivable	5,824	4,995
Deferred offering costs	1,478	706
Deferred credit facility costs	914	1,463
Derivative assets	294	4,218
Foreign tax receivable	—	101
Withholding tax receivable	—	16,505
Prepaid expenses and other receivables	549	241

Total Assets	885,421	873,026

Liabilities
Credit facility payable	88,114	—
Distributions payable	75,136	—
Due to Solar Capital Partners LLC:
Investment advisory and management fee payable	8,663	5,294
Performance-based incentive fee payable	8,517	5,505
Deferred fee revenue	3,532	3,992
Due to Solar Capital Management LLC	912	1,085
Income taxes payable	535	1,735
Interest payable	153	—
Derivative liabilities	25	1,366
Other accrued expenses and payables	1,931	1,376

Total Liabilities	187,518	20,353

Net Assets	$697,903	$852,673

Number of units outstanding	81,702,847	81,702,847
Net Asset Value Per Unit	$8.54	$10.44

SOLAR CAPITAL LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except units)

	Year ended December 31, 2009	Year ended December 31, 2008	March 13, 2007 (inception) through December 31, 2007
INVESTMENT INCOME:
Interest and dividends:
Companies more than 25% owned	$—	$2,652	$295
Companies 5% to 25% owned	9,190	7,175	1,471
Other interest and dividend income	100,480	124,132	76,689

Total interest and dividends	109,670	133,959	78,455

Total investment income	109,670	133,959	78,455

EXPENSES:
Performance-based incentive fee	16,815	9,008	—
Investment advisory and management fees	16,738	24,297	19,719
Interest and other credit facility expenses	2,636	3,343	—
Administrative service fee	2,020	3,430	1,474
Other general and administrative expenses	3,971	4,853	3,579

Total operating expenses	42,180	44,931	24,772

Net investment income before income tax expense	67,490	89,028	53,683

Income tax expense	228	1,629	689

Net investment income	67,262	87,399	52,994

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, FORWARD CONTRACTS AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments:
Companies more than 25% owned	(30)	—	—
Companies 5% to 25% owned	—	—	15
Companies less than 5% owned	(253,364)	(16,878)	(3,572)

Net realized loss on investments	(253,394)	(16,878)	(3,557)
Forward contracts	(12,608)	13,086	(7,125)
Foreign currency exchange	1,104	2,915	12

Net realized loss before income taxes	(264,898)	(877)	(10,670)

Income tax expense (benefit) on realized gain (loss)	—	60	(181)

Net realized loss	(264,898)	(937)	(10,489)

Net change in unrealized gain (loss):
Investments:
Companies more than 25% owned	(3,900)	(300)	3,201
Companies 5% to 25% owned	3,823	2,117	2,380
Companies less than 5% owned	287,748	(498,157)	2,240

Net unrealized gain (loss) on investments	287,671	(496,340)	7,821
Forward contracts	(2,583)	4,087	(1,235)
Foreign currency exchange	(516)	(37)	9

Net change in unrealized gain (loss)	284,572	(492,290)	6,595

Net realized and unrealized gain (loss) on investments, forward contracts and foreign currencies	19,674	(493,227)	(3,894)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$86,936	$(405,828)	$49,100

Earnings (loss) per unit	$1.06	$(4.96)	$0.60

Reconciliation of Pro Forma to Reported Net Asset Value per Share

($ and units/shares in thousands)

	December 31, 2009	Pro forma NAV	Pro forma NAV, reflecting IPO and PP
12/31/2009 NAV	$697,903	$697,903	$697,903
Issuance of Distribution Notes	—	(125,000)	(125,000)
IPO and Private Placement	—	—	106,897

NAV	$697,903	$572,903	$679,800

Units or pro forma shares outstanding	81,703 units	26,647 shares	32,928 shares

NAV per unit or share	$8.54	$21.50	$20.64

ABOUT SOLAR CAPITAL LTD.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, mezzanine loans, and equity securities.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.